UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 North Fairfax Road, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 25, 2011, the stockholders of Homeland Security Capital Corporation (the “Company”) holding (i) an aggregate of 181,509,765 shares of common stock, $0.001 par value per share (the “Common Stock”), Series I Convertible Preferred Stock, $0.01 par value per share, and Series H Convertible Preferred Stock, $0.01 par value per share (“Series H Preferred”), or approximately 71.6% of the outstanding Common Stock on an as-converted basis, and (ii) 9,899 Series H Preferred, or 100% of the Series H Preferred, in each case entitled to vote, executed and delivered a written consent in lieu of a meeting that ratified their prior approval as of July 15, 2011 of that certain Stock Purchase Agreement, dated July 15, 2011, by and among the Company and Perma-Fix Environmental Services, Inc. and Safety & Ecology Holdings Corporation (“SEHC”), previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2011.

No further approval of the stockholders of the Company is required to approve the Purchase Agreement.

The sale of SEHC pursuant to the Purchase Agreement and the transactions contemplated thereby will not become effective until at least 20 calendar days after an Information Statement will be furnished to the Company’s stockholders informing them of the actions taken by the stockholders in connection with the Purchase Agreement as required under Section 14(c) of the Securities Exchange Act of 1934, as amended and Regulation 14C promulgated thereunder. On July 28, 2011, the Company filed a preliminary Information Statement with the SEC in connection with the Purchase Agreement and the actions taken by the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL
CORPORATION

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Chief Executive Officer

Date: July 29, 2011